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                                                                   Exhibit 10.12

                                AMENDMENT NO. 2
                                      TO
                          COMMON FACILITIES AGREEMENT

     This Amendment No. 2 to Common Facilities Agreement (this "Amendment") is made and entered into this 1st day of August, 2001, by and between Peoples Energy Resources Corp. ("PERC") and Elwood Energy LLC ("Elwood").

                                   RECITALS

     A. On April 16, 1999, The Peoples Gas Light and Coke Company ("Peoples") and Elwood entered into that certain Common Facilities Agreement (as amended, the "Agreement"). By letter dated August 23, 1999, Peoples assigned all of its rights and obligations under the Agreement to PERC. Elwood and PERC executed Amendment No. 1 to Common Facilities Agreement on March 30, 2001 to include additional services to be provided by PERC under the Agreement. Capitalized terms not otherwise defined herein have the respective meanings given them in the Agreement.

     B. Pursuant to the Agreement, PERC and Elwood set forth their mutual agreement with respect to the shared use of certain facilities on the Property (the "Services") and the sharing of the costs and expenses with respect thereto.

     C. PERC and Elwood now desire to further amend the Agreement to reflect the shared use of certain additional Services and the sharing of the costs and expenses with respect thereto.

     In consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, PERC and Elwood hereby agree as follows:

     1. Article I of the Agreement is hereby amended deleting the definitions of "Blowdown Water," "Operating Agreement," "Point of Interconnection" and "Storm Water" in their entireties and inserting in lieu thereof the following new definitions:

     "Blowdown Water" means water discharged from the inlet air coolers of Units
      --------------
1 through 4 of the Facility that meets the quantity and quality specifications set forth in Appendix D.

     "Operating Agreement" means the Amended and Restated Operating Agreement of
      -------------------
Elwood, dated as of August ___, 2001, between Peoples Elwood, LLC, a Delaware limited liability company, and Dominion Elwood, Inc., a Delaware corporation.

     "Point of Interconnection" means either (i) the applicable point of
      ------------------------
interconnection of Elwood's Service Water system and PERC's Service Water system for non-potable Service Water described in Appendix A, (ii) the applicable point of interconnection of Elwood's Fire Protection System and PERC's Fire Protection System described in Appendix B, (iii) the point of
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interconnection of Elwood's Storm Water discharge system and PERC's Storm Water discharge system described in Appendix C, (iv) the point of interconnection of Elwood's Blowdown Water discharge system and PERC's Storm Water discharge system described in Appendix D or (v) the point of interconnection of Elwood's Service Water system and PERC's Service Water system for potable Service Water described in Appendix I, as the context requires.

     "Storm Water" means surface runoff from precipitation of any form
      -----------
discharged from Units 1 through 4 of the Facility at one or more Points of Interconnection described on Appendix C to PERC's storm water system that meets the quality specifications in Appendix C.

     2.   Section 2.6 of the Agreement is hereby amended by deleting the current
Section 2.6 in its entirety and inserting in its place the following new Section 2.6:

     Section 2.6  Easements
                  ---------

     At the request of Elwood, and upon the conditions set forth in the following sentence, PERC shall grant to Elwood (i) an easement over, upon and under the "Lessor's Parcel" (as defined in the Ground Lease) for the purpose of constructing, using, and maintaining an underground water line and related pipes and other facilities, for the purpose of supplying Service Water to the Facility, and (ii) an easement over, upon and under the Lessor's Parcel for the purpose of constructing, using, and maintaining an underground line for Blowdown Water and related pipes and other facilities, for the purpose of carrying such Blowdown Water to a treatment facility or to another discharge point, located off of the Lessor's Parcel, and (iii) an easement over, upon and under the Lessor's Parcel for the purpose of constructing, using, and maintaining an underground line for Storm Water and related pipes and other facilities, for the purpose of carrying such Storm Water to a discharge point for which Elwood has obtained necessary permits (whether or not located on the Lessor's Property) or to a treatment facility or to another discharge point located off of the Lessor's Parcel, and (iv) an easement over, upon and under the Lessor's Parcel for the purpose of constructing, using, and maintaining an underground water line and related pipes and other facilities, for the purpose of supplying Fire Protection Water to the Facility. Elwood shall be entitled to request such easements, and PERC shall grant such easements in the event that (A) in the case of the easement for Service Water described in clause (i) above, the Facility's use or anticipated use of Service Water (potable or non-potable) exceeds the Service Water quantities described on Appendix A and/or Appendix I, (B) in the case of the easements for each of Service Water (potable or non-potable), Blowdown Water, Storm Water and Fire Protection Water, (x) PERC terminates its obligation to provide Service pursuant to Section 2.1(c), 2.2(d), 2.3(d), 2.4(d) or 2.15(c) hereof, as applicable or (y) either party terminates this Agreement pursuant to Section 7.3 hereof. The location of each such easement shall be subject to the reasonable approval of PERC. Elwood shall pay for all costs of constructing, installing, using and maintaining such easements and the lines and other facilities located therein in a lien free manner and in accordance with Prudent Operating Practice, and Elwood shall at all times keep such easements and the facilities located therein in good condition and repair in accordance with Prudent Operating Practice. In the event PERC anticipates incurring any costs or expenses in connection with the location of any such easements or the installation of said underground facilities, PERC shall inform Elwood of the estimated amount
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thereof before incurring same. Within ten days after receipt of such estimated costs, Elwood shall elect either to (i) proceed with the work or location giving rise to such costs, in which case Elwood shall promptly reimburse PERC for such costs upon demand, or (ii) discontinue such proposed work or revise its plans for such work, in which case PERC shall not incur such costs or shall inform Elwood of the estimated costs to be incurred by PERC in the case of such revised plans. PERC shall have the right to use the surface of the Lessor Parcel subject to such easements for all purposes that do not materially interfere with Elwood's use and enjoyment of such easements. PERC shall have the right, from time to time, to relocate the aforesaid easements to other areas of the Lessor's Parcel reasonably acceptable to Elwood, at PERC cost, provided such relocation does not materially interfere with the operation of the Facility.

     PERC hereby grants to Elwood a nonexclusive easement over, upon and under the Lessor's Parcel for the construction, use and operation of and for the discharge of Storm Water into, the Retention Pond and associated pipes and facilities, on and under the real property described in Exhibit B. The Retention Pond and associated pipes and facilities shall be operated and maintained by Elwood as part of Elwood's Storm Water discharge system. The easement granted hereby shall terminate at such time, if ever, that PERC leases or sells to Elwood the real property on which the Retention Pond is located. PERC and Elwood agree to execute an easement agreement mutually acceptable in form and substance to both Parties for recording in the Office of the Recorder of Deeds of Will County to provide public notice of the granting of said easement.

     3. Article II of the Agreement is hereby amended by adding the following new Sections 2.15, 2.16 and 2.17:

     Section 2.15  Potable Service Water
                   ---------------------

          (a) PERC's Responsibilities.  Commencing August 1, 2001, PERC shall
              -----------------------
     use best efforts to provide potable Service Water to Units 5 through 9 of the Facility at the Point of Interconnection and pursuant to the quality, quantity and other specifications set forth in Appendix I.
                                                    ----------

          PERC shall own, operate and maintain in accordance with applicable Law and Prudent Operating Practice such facilities on its side of the applicable Point of Interconnection as are necessary to provide potable Service Water to Elwood in accordance with this Agreement. PERC shall be responsible for obtaining and maintaining all Permits that are necessary for the operation of the wells and other water supply sources and the provision of potable Service Water hereunder. PERC shall not take any action or use or permit the use of its wells and other water supply sources in any manner which would cause a violation or breach of, or cause the loss or termination of or failure to renew or (re)issue, any Permits and approvals obtained or required to be obtained in connection with the provision of Services under this Section 2.15. PERC shall not amend or modify any of such Permits without the consent of Elwood, which consent shall not be unreasonably withheld or delayed (and which shall be deemed given unless Elwood notifies PERC of its decision to refuse consent within 30 days of PERC's
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     request).

          (b) Elwood's Responsibilities.  Elwood shall be responsible for the
              -------------------------
     maintenance of Elwood's Service Water system at its sole cost and expense, except with respect to PERC's obligations expressly set forth in Section 2.15(a). Elwood shall not take any action or use or permit the use of Elwood's Service Water system in any manner which would cause a violation or breach of, or cause the loss or termination of or failure to renew or
     (re)issue, any Permits and approvals obtained or required to be obtained in connection with PERC's Service Water system or PERC's provision of Services under Section 2.15(a).

          (c) Termination.  Notwithstanding anything contained herein to the
              -----------
     contrary, PERC may terminate the provision of Service under this Section
     2.15 without liability and without need to show cause by a notice in writing pursuant to Article XIII of this Agreement at least twelve (12) months before the effective date of such termination.

     Section 2.16  Fuel Gas Piping Maintenance
                   ---------------------------

          (a) PERC's Responsibilities.  Commencing August 1, 2001, PERC shall
              -----------------------
     provide to Elwood certain maintenance and monitoring services for Elwood's underground fuel gas piping as described in Appendix J. PERC shall provide
                                                 ----------
     all necessary personnel, equipment and materials in connection with these Services.

          (b) Termination.  In the event that PERC desires to terminate its
              -----------
     obligations under this Section 2.16, PERC shall provide forty-five (45) days prior written notice to Elwood and Elwood shall no longer be liable for the cost of such maintenance and monitoring activities after the effective date of such termination.

     Section 2.17  Underground Structure Damage Prevention
                   ---------------------------------------

          (a) PERC's Responsibilities.  Commencing August 1, 2001, PERC shall
              -----------------------
     provide to Elwood services to protect from damage by outside forces certain underground structures owned by Elwood within the Patterson Road utility easements as described in Appendix K. PERC shall provide all necessary
                               ----------
     personnel, equipment and materials in connection with these Services.

          (b) Termination.  In the event that PERC desires to terminate its
              -----------
     obligations under this Section 2.17, PERC shall provide forty-five (45) days prior written notice to Elwood and Elwood shall no longer be liable for the cost of such monitoring activities after the effective date of such termination.

     4. Sections 4.1 and 4.2 of the Agreement are hereby amended by deleting the words "Appendices A through H" and inserting in lieu thereof the words "the Appendices."
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     5.   Appendix A to the Agreement is hereby amended by deleting the current
Appendix A in its entirety and inserting in its place the new Appendix A attached hereto.

     6. New Appendices I, J and K, which are attached hereto, are made a part of the Agreement.

     7. Pursuant to Section 2.5 of the Agreement, Elwood has been renting the Office and Warehouse Space from PERC on a month-to-month basis. The parties hereby agree to terminate PERC's obligations to provide such Office and Warehouse Space, and Elwood shall vacate the Office and Warehouse Space in accordance with the Agreement, as of the Office and Warehouse Space Termination Date. The parties agree that the Office and Warehouse Space Termination Date shall be September 30, 2001.

     8. Pursuant to Section 2.7(b) of the Agreement, the parties hereby terminate PERC's obligations to provide landscaping services to the Premises under Section 2.7 of the Agreement and Elwood hereby waives any notice obligations of PERC with respect thereto.

     9. Pursuant to Section 2.12(b) of the Agreement, the parties hereby terminate PERC's obligations to provide janitorial services to the Facility under Section 2.12 of the Agreement and Elwood hereby waives any notice obligations of PERC with respect thereto.

     10. Pursuant to Section 2.14(b) of the Agreement, the parties hereby terminate PERC's obligations to provide snow plowing services to the Facility under Section 2.14 and Appendix H of the Agreement and Elwood hereby waives any
                       ----------
notice obligations of PERC with respect thereto.

     11. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Agreement.

     12. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     13. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.


     IN WITNESS WHEREOF, PERC and Elwood have caused this Amendment to be executed as of the date first written above.

                                    ELWOOD ENERGY LLC

                                    By:  /s/ Tony Belcher
                                        -----------------------

                                             Tony Belcher
                                             General Manager
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                                    PEOPLES ENERGY RESOURCES CORP.

                                    By:  /s/ William E. Morrow
                                        ------------------------

                                             William E. Morrow
                                             Vice President
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                          COMMON FACILITIES AGREEMENT
                                  APPENDIX A

                       NON-POTABLE SERVICE WATER SUPPLY
                       --------------------------------


1. Scope of Service: PERC shall supply non-potable Service Water to Elwood under this Appendix A per the following specifications.

2. Quality: Untreated well water as provided by the existing raw water system. (A representative water quality analysis for a typical sample of the well water is attached.)

3. Maximum Flow Rate:   320 gpm

4. Pressure:  60 - 140 psig

5. Interconnection Point: The interconnection, including required valves, to be owned by PERC. Elwood will own and operate piping downstream of interconnection point.

6. Monthly Service Water Supply Fee:

   a. Deep well pump (250 kw, 700 gpm, 0.08c/kwh): 45c per 1000 gallons. 27.5 gpm x 60 min/hr x 1000 hr x 9 units = 14.85 million gal. 0.45/1000 x 14.85 million = $6682.50/yr or $557/mo.
   b. Service water pump (full load): (19.8 kw, 160 gpm, 0.08c/kwh): $.165 per 1000 gal 14.85 million gal. X $0.165/1000gal. = $2450.25/yr = $204/mo.
   c. Service water pump (no load): (16kw @ 0.08/kwh= $1.28/hr, 7 months @ no load minus 1000 hr @ full load = 4110 hr x $1.28 = $5261/yr = $438/mo.
   d. Maintenance:  $300/mo.
   e. Total:   $1,500/mo.

Facilities owned by PERC and associated with supplying non-potable service water to Elwood Energy (These facilities are not to be considered exclusively dedicated to Elwood Energy.)

      1. Two 700 gpm deep well pumps.
      2. Two 740 gpm (at 140 psig discharge pressure) raw water pumps.
      3. Two 160 gpm (at 140 psig discharge pressure) raw water pumps.
      4. One 932,700 gallon raw water storage tank. Process Water capacity is approximately 180,000 gallons.

Special Assessments:
-------------------

PERC shall have the right to open discussions with Elwood and negotiate a fair and reasonable fee for extraordinary expenses that may be incurred for repair, upgrade, or expansion of the non-potable water system at the McDowell Energy Center.
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                          COMMON FACILITIES AGREEMENT
                                  APPENDIX I

                         POTABLE SERVICE WATER SUPPLY
                         ----------------------------


1. Scope of Service: PERC shall supply potable Service Water to Elwood for Units 5 through 9 of the Facility under this Appendix I per the following specifications.

2. Quality: Untreated well water as provided by the existing PERC raw water system.

3. Maximum Flow Rate:  100 gpm

4. Pressure: 80 - 100 psig

5. Interconnection Point: The interconnection, including required valves, owned by PERC. Elwood will own and operate piping and equipment downstream of interconnection point.

6. Monthly Service Water Supply Fee:

   a. Deep well pump (250 kw, 700 gpm, 0.08c/kwh): 45c per 1000 gallons. 0.45/1000 gallons x 150,000 gallons = $71 /yr. = $6 / mo.
   b. Potable water pump (13.5 kw, 100 gpm, 0.08c/kwh): $0.18 per 1000 gal
   c. Potable water pump (full load): 150,000 gal. X $.18/1000 gal. = $27 / yr = $2.25 / mo.
   d. Potable water pump (no load): 8 kw x 8735 hr/yr x $0.08/kwh = $5590/yr = $465/mo. x 1/3 = $155/mo.
   e. Maintenance: $125/mo.
   f. Monthly Fee:  $300/mo.

Facilities owned by PERC and associated with supplying potable service water to Elwood (These facilities are not to be considered exclusively dedicated to Elwood.)

      1. Two 700 gpm deep well pumps.
      2. Two 125 gpm (at 100 psig discharge pressure) potable water pumps.
      3. One 100,000 gallon potable water storage tank.

Special Assessments:
-------------------
PERC shall have the right to open discussions with Elwood and negotiate a fair and reasonable fee for extraordinary expenses that may be incurred for repair, upgrade, or expansion of the potable water system at the McDowell Energy Center.

                         COMMON FACILITIES AGREEMENT
                                  APPENDIX J

                          FUEL GAS PIPING MAINTENANCE
                          ---------------------------


1. Scope of Services: PERC shall provide a fuel gas piping maintenance program consisting of Routine and Non-Routine Services (described below).

2. Routine Services

   Tasks included under Routine Services are as follows:

     . Quarterly pipe-to-soil, insulator, bond current, and rectifier readings, as applicable
     . Annual leak survey, with electronic gas detection equipment, of all underground fuel gas piping
     . Minor repairs to cathodic protection test stations
     . Recommend necessary repairs and additions, as required
     . Maintain records of all related maintenance activity

   The charge for Routine Services is $1,000 per month, subject to an annual adjustment for inflation in accordance with the Agreement.

3. Non-Routine Services (to be billed at the rates listed w/annual adjustments)

   PERC will procure and furnish, at Elwood's request and expense, all materials, equipment, services, supplies, and labor necessary to perform any repairs, maintenance, or other mutually agreed to service related to the fuel gas piping including, emergency response, installation of anodes, and the performance of close interval surveys not defined as a Routine Service above. Charges for Non-Routine Services will be based on the following rate schedule:

      . Company Labor:        Wage Earner    $40.00/hour s.t.
                                             $60.00/hour o.t.
                              Supervisory    $60.00/hour
      . Material:                            Cost plus 20%
      . Contractor and Eqpt. Rental:         Cost plus 20%

                          COMMON FACILITIES AGREEMENT
                                  APPENDIX K

                    UNDERGROUND STRUCTURE DAMAGE PREVENTION
                    ---------------------------------------


1. Scope of Services: PERC shall provide a damage prevention program consisting of Routine and Non-Routine Services (described below) to protect from damage by outside forces certain underground structures owned by Elwood within the Patterson Road utility easements at the Facility.

2.   Routine Services

     Tasks included under Routine Services are as follows:

          . 24 x 7 Response to JULIE System (one-call system) requests to locate the facilities
          . Ensure that the JULIE database is kept up-to-date regarding the status of the facilities
          . Monitor the area for and respond to unauthorized excavations and potential conflicting work by others
          . Provide liaison with local officials regarding any road work and drainage issues affecting the facilities
          . Maintain records of all related JULIE activity

     The charge for Routine Services is $1,000 per month, subject to an annual adjustment for inflation in accordance with the Agreement.

3. Non-Routine Services (to be billed at the rates listed and w/annual adjustments)

     PERC will procure and furnish, at Elwood's request and expense, all materials, equipment, services, supplies, and labor necessary to perform any repairs, maintenance, or other mutually agreed to service related to the underground structures and not defined as a Routine Service above. Charges for Non-Routine Services will be based on the following rate schedule:

          . Company Labor:         Wage Earner    $40.00/hour s.t.
                                                  $60.00/hour o.t.
                                   Supervisory    $60.00/hour
          . Material:                             Cost plus 20%
          . Contractor and Eqpt. Rental:          Cost plus 20%